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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 24, 1998


                        OMEGA HEALTHCARE INVESTORS, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


              MARYLAND            1-11316                 NO. 38-3041398
            ------------------------------------------------------------
           (State or other       (Commission              (IRS Employer
           jurisdiction of         File No.)              Identification No.)
           incorporation)


        905 WEST EISENHOWER CIRCLE, SUITE 110, ANN ARBOR, MI         48103
        --------------------------------------------------------------------
               (Address of principal executive officers)           (Zip Code)


       Registrant's telephone number, including area code (734) 747-9790


                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report.)
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Item 5.  Other Events

In October, 1997 the Company purchased 24 nursing homes and 2 rehabilitation hospitals from Regency Health Services (Regency) for a net purchase price of $80.9 million, after assumption of unsecured borrowings of $4.9 million which bear interest at an effective cost of approximately 6%. Simultaneously, Regency was acquired by Sun Healthcare Group, Inc. (Sun) and entered into a lease agreement with the Company for these same facilities. Subsequent to the actual funding of the purchase, the Company reached an agreement with Sun whereby it agreed to invest an additional $15 million in these properties when cash flow coverage ratios for the acquired facilities exceeded 2.00:1.00. Such ratios have been exceeded, and an additional $15 million purchase consideration was funded on April 24, 1998. This increases the Company's investment in the facilities to $100.8 million. The yield on the additional investment is 9.50%. Rent on the additional investment is subject to annual increases as with respect to the original investment.

Following is condensed consolidated information derived from filings with the Securities and Exchange Commission by Sun for the periods ended December 31, 1997 and December 31, 1996.



                                           YEAR ENDED DECEMBER 31
                                           -----------------------
                                              1997         1996
                                              ----         ----
                                                (IN THOUSANDS)
Cash flows:
  Operating Activities.................  $   21,733   $   26,812
  Financing Activities.................     661,327      107,619
  Investing Activities.................    (680,121)    (142,189)
Operations:
  Net Revenues.........................   2,010,820    1,316,308
  Net Earnings.........................      34,801       21,536

                                             AS OF DECEMBER 31
                                             -----------------
                                             1997         1996
                                             ----        ----
                                              (IN THOUSANDS)
Financial Position:
  Current Assets.......................  $  645,211   $   363,148
  Current Liabilities..................     325,692       151,566
  Total Assets.........................   2,579,236     1,229,426
  Total Liabilities....................   1,945,898       654,592
  Shareholders' Equity.................     617,053       572,137


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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                        OMEGA HEALTHCARE INVESTORS, INC.

April 30, 1998                          By    /s/  David A. Stover
                                          -----------------------------
                                                David A. Stover,
                                            Chief Financial Officer

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                                  Exhibit Index


Exhibit 99.1 First Amendment of Purchase Agreement, Master Lease Agreement, Facility Leases and Guaranty between Delta Investors I, LLC and Sun Healthcare Group, Inc.

Exhibit 99.2 First Amendment of Purchase Agreement, Master Lease Agreement, Facility Leases and Guaranty between Delta Investors
                  II, LLC and Sun Healthcare Group, Inc.

Exhibit 99.3 Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 1997